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99.03      Form of Consent Card for Cap Source I and Cap Source II.

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
       MAILING LABEL                     CONSENT                                     FRONT SIDE
     [Includes name of
       Partnership]

    THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS OF [CAPITAL SOURCE, L.P.][CAPITAL SOURCE II, L.P.-A]

    Reference is made to the Prospectus/Consent Solicitation Statement dated
           , 1998, sent with this Consent Card relating to the proposed consolidation by merger (the "Transaction") of Capital Source L.P. and Capital Source II, L.P-A (the "Partnerships") and the general partners of the Partnerships with and into America First Real Estate Investment Company, Inc., a Delaware corporation (the "Company"). The undersigned hereby directs the Initial Limited Partner to vote as set forth below with respect to all Partnership Units which the undersigned may be entitled to vote. Please put an "X" in the appropriate box to vote "YES" in favor of the Transaction, "NO" against the Transaction or to "ABSTAIN" from voting.

    / /  "YES" I approve of my Partnership's participation in the Transaction.

    / / "NO" I do not approve of my Partnership's participation in the Transaction.

    / /  I wish to "ABSTAIN" from voting.

------------------------------------------------------------------   ---------------------------------------------------------------
Signature of Investor                                                Signature of Co-Owner (if any)

Dated: ------------------------------------------------------------  Dated: --------------------------------------------------------

    PLEASE DATE; SIGN EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR NAME IS PRINTED INCORRECTLY; AND MAIL THIS CONSENT CARD IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

    THIS CONSENT WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE LIMITED PARTNER IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE VOTED FOR THE MERGER.

                          (Continued on reverse side)
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                                                                    REVERSE SIDE

INVESTORS WILL RECEIVE COMMON STOCK OF THE COMPANY UNLESS THE FOLLOWING ELECTION IS MARKED:

    / / I wish to receive Variable Rate Junior Notes of the Company as described in the Prospectus/Consent Solicitation Statement.

    If you sign and return this Consent Card without indicating a vote, you will be deemed to have voted "YES" in favor of the Transaction and you will receive Common Stock of the Company if the Transaction is consummated.

    A Consent Card voted "NO" will not be used to vote for adjournment of the meeting to solicit more votes pursuant to discretionary authority.

    By signing this Consent Card, you hereby acknowledge receipt of the
Prospectus/Consent Solicitation Statement dated             , 1998 and
furnished herewith.

    IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THE CONSENT CARD, PLEASE CALL AMERICA FIRST INVESTOR SERVICES DEPARTMENT, TOLL-FREE AT (800) 239-8787, AND SELECT OPTION 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE
SO THAT IT ARRIVES NO LATER THAN 5:00 P.M. EASTERN TIME ON             , 1998.